UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 18, 2006

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-51521	52-1862719
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

8211 Town Center Drive
Baltimore, Maryland
(Address of principal executive		21236
offices)		(Zip Code)

(410) 931-6000

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year - if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 2.01 (COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS) is hereby incorporated by reference into this Item 1.01.

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 18, 2006, Williams Scotsman Hispania, S.L., a Spanish company (the “Buyer”) and an indirect wholly-owned subsidiary of Williams Scotsman International, Inc. (the “Company”), and Mr. Francisco Augusto de Villa Molina, La Rebeldía, S.L., a Spanish company, E.M.C. Promociones y Construcciones, S.A., a Spanish company, and Ms. María-Amparo de Villa Molina (together, the “Sellers”), shareholders of Wiron Construcciones Modulares, S.A. (“Wiron”), entered into a share purchase agreement (the “Agreement”), pursuant to which the Buyer acquired a 91.5% interest in Wiron represented by 652,221 shares for approximately 37.5 million Euros ($48.3 million), net of certain assets acquired in the transaction simultaneously repurchased by the Sellers approximating 4.0 million Euros ($5.1 million).

The purchase price was financed with $48.3 million of cash borrowed from the Company’s amended and restated credit facility.  In addition, the Company assumed in the transaction 16.8 million Euros ($21.7 million) of debt.  The purchase price also includes approximately 6.0 million Euros ($7.7 million) of funds that will be subject to bank guarantee agreements pending the resolution of certain contingencies as described in the Agreement.   To the extent these contingencies are resolved in favor of the Sellers, these funds will be released to the Sellers.

Amounts in dollars above have been converted at $1.2874, the exchange rate at the time of the transaction.

Wiron is headquartered in Parla, Spain and is one of the largest modular space providers in Spain with a national footprint of 14 branch locations. Wiron both manufactures and leases mobile offices and has a lease fleet of approximately 13,600 units.  With its acquisition in July 2004 of an 8.5% minority interest for approximately $4.7 million, the Company now owns 100% of the share capital of Wiron.

The Agreement includes customary representations, warranties and agreements by the parties.  The Sellers made representations and warranties to the Buyer relating to, among other things, the business to be acquired and their ownership of Wiron.  The Sellers will be subject to non-competition obligations for a period of five years from the date of the Agreement.  In addition, certain sellers are subject to indemnification obligations for breach of these representations, warranties and covenants as described in the Agreement and specifically agree that their indemnification obligations will cover certain contingencies. These Sellers’ indemnification obligations will be in effect for three years from the date of the Agreement with certain exceptions as specified in the Agreement.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this report  and is  incorporated  herein  by reference.

ITEM 8.01.   OTHER EVENTS

On August 18, 2006, the Company issued a press release announcing the consummation of the acquisition of Wiron, the text of which is attached hereto as Exhibit 99.1 and is  incorporated  herein by reference

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

The Company will file audited historical financial statements of  Wiron and pro forma financial information as required by the relevant Form 8-K rules under an amendment to this Form 8-K no later than 71 days after the date of the filing of this Form 8-K.

(d)                 Exhibits

Exhibit	Description
2.1	Share Purchase Agreement dated August 18, 2006*
99.1	Press release issued on August 21, 2006.

*Pursuant to Item 601(b)(2) of Regulation S-K, a list of the Schedules to the Share Purchase Agreement is set forth on the last page of Exhibit 2.1 and the Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ Robert C. Singer
Robert C. Singer
Chief Financial Officer

Dated: August 24, 2006

EXHIBIT INDEX

Exhibit	Description
2.1	Share Purchase Agreement dated August 18, 2006*

99.1	Press release issued on August 21, 2006.

*Pursuant to Item 601(b)(2) of Regulation S-K, a list of the Schedules to the Share Purchase Agreement is set forth on the last page of Exhibit 2.1 and the Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Commission upon request.